UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 22, 2018
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2018, GAIN Capital Holdings, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Glenn H. Stevens, the Company's President and Chief Executive Officer.

The Employment Agreement has an initial term of three years and automatically renews for successive one-year periods unless either party gives notice of an intent not to extend the term at least 90 days prior to the end of the then-current term. The Employment Agreement sets forth the current base salary for Mr. Stevens, which can be increased at the discretion of the compensation committee of the Company's Board of Directors (the "Compensation Committee"). In addition, the Employment Agreement provides for annual discretionary bonuses and equity grants to Mr. Stevens as determined by the Compensation Committee.

The Employment Agreement also provides that, in the event Mr. Stevens's employment terminates without "Cause" (as defined in the Employment Agreement) or as a result of a resignation for "Good Reason" (as defined in the Employment Agreement) other than in connection with a "Change in Control" (as defined in the Employment Agreement), he will be entitled to receive any earned and unpaid salary through the date of termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. In such circumstances, subject to his execution of a release of claims in favor of the Company, Mr. Stevens would also be entitled to receive the following payments and benefits: (i) severance in an amount equal to 24 months' base salary in effect at the time of termination; (ii) any accrued and unpaid incentive bonuses for the fiscal year prior to termination of employment; (iii) a pro-rata bonus with respect to such year, which amount shall be calculated pursuant to a formula set forth in the Employment Agreement, taking into account the Company's performance and Mr. Stevens's achievement of his personal goals and objectives during the relevant fiscal year; (iv) an amount equal to two-times Mr. Stevens's aggregate incentive compensation for the year in which termination occurs, assuming satisfaction of corporate and personal goals and objectives at levels specified in the Employment Agreement; (v) with respect to outstanding equity incentive awards, accelerated vesting such that all equity grants held at the time of termination that are subject to time-based vesting conditions will immediately vest and become exercisable, and that all equity grants subject to performance-based vesting conditions will immediately vest and become exercisable assuming the satisfaction of Company goals and objectives at levels specified in the Employment Agreement; and (vi) continued health benefits at the same premium rates charged to other current employees for the twenty-four-month period following termination of employment.

In addition, in the event Mr. Stevens's employment terminates without "Cause" (as defined in the Employment Agreement) or in the event of a resignation for "Good Reason" (as defined in the Employment Agreement) on or within eighteen months after a "Change in Control" (as defined in the Employment Agreement), Mr. Stevens would be entitled to receive any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. The Employment Agreement provides that, in such circumstances, subject to his execution of a release of claims in favor of the Company, Mr. Stevens would also be entitled to receive: (i) severance in an amount equal to twenty-four months' base salary in effect at the time of termination; (ii) any accrued and unpaid incentive bonuses for the fiscal year prior to termination of employment; (iii) a pro-rata incentive bonus with respect to the fiscal year in which the termination of employment occurs based on Mr. Stevens's target incentive bonus for such fiscal year and, in certain instances described in the Employment Agreement, the Company's achievement of annualized operating metrics during the year of termination; (iv) an amount equal to two-times Mr. Stevens's aggregate target incentive compensation for the fiscal year in which the termination of employment occurs, assuming satisfaction of corporate and personal goals and objectives at levels specified in the Employment Agreement; (v) with respect to outstanding equity awards, accelerated vesting such that all equity grants held at the time of termination that are subject to time-based vesting conditions will immediately vest and become exercisable in full, and that all equity grants subject to performance-based vesting conditions will immediately vest and become exercisable assuming the satisfaction of Company goals and objectives at levels specified in the Employment Agreement; and (vi) continued health benefits at the same premium rates charged to other current employees for the twenty-four month period following termination of employment.

The Employment Agreement also contains non-disclosure, non-competition and non-solicitation provisions. The non-disclosure provisions provide for protection of the Company's confidential information. The non-competition and non-solicitation provisions prevent Mr. Stevens from competing with the Company or soliciting the Company's customers or employees for a period of eighteen months following any termination of employment, other than in connection with a “Change in Control,” in which case such provisions would remain in effect for a period of six months. In the event of Mr. Stevens's breach of any of these covenants, the Company's obligations to pay the amounts described above will cease.

The Employment Agreement does not require the Company to reimburse Mr. Stevens for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code (the "Code"); instead, if the payments to be received by Mr. Stevens under the Employment Agreement constitute "excess parachute payments" (within the meaning of Section 280G of the Code), the amounts payable as described above would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Stevens's receipt of the greatest amount under the Employment Agreement on an after-tax basis.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms of the Employment Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 26, 2018

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	EVP and General Counsel